UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2015 (January 29, 2015)

SunEdison, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri	63043
(Address of principal executive offices)	(Zip Code)

(314) 770-7300

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Margin Loan Agreement

On January 29, 2015 (the “Margin Closing Date”), SUNE ML 1, LLC (the “Borrower”), a wholly-owned special purpose subsidiary of SunEdison, Inc. (“SunEdison”), entered into a Margin Loan Agreement (the “Loan Agreement”) with the lenders party thereto (each, a “Lender”) and Deutsche Bank AG, London Branch, as the administrative agent (in such capacity, the “Administrative Agent”) and the calculation agent thereunder, and SunEdison concurrently entered into a Guaranty Agreement in favor of the Administrative Agent for the benefit of each of the Lenders, pursuant to which SunEdison guaranteed all of the Borrower’s obligations under the Loan Agreement.

On the Margin Closing Date, $410.0 million in term loans were made to the Borrower under the Loan Agreement. The net proceeds of the term loans, less certain expenses, were made available to SunEdison to fund the Acquisition (as defined below). The term loans mature on the 24-month anniversary of the Margin Closing Date.

The Loan Agreement requires the Borrower to maintain a certain loan to value ratio (based on the value of the Class A common stock of TerraForm Power, Inc. (“TerraForm Power”) (“TerraForm Power Class A Common Stock”), which certain of the collateral may be exchanged for). In the event that this ratio is not maintained, the Borrower must post additional cash collateral under the Loan Agreement and/or elect to repay a portion of the term loans thereunder.

In addition, the Loan Agreement requires the repayment of all or a portion of the term loans made thereunder upon the occurrence of certain events customary for financings of this nature, including other events relating to the price, liquidity or value of TerraForm Power Class A Common Stock, certain events or extraordinary transactions related to TerraForm Power and certain events related to SunEdison.

The Borrower’s obligations under the Loan Agreement are secured by a first priority lien on shares of Class B common stock in TerraForm Power, and Class B units and Incentive Distribution Rights in TerraForm Power, LLC (“Terra LLC”), in each case, that are owned by the Borrower. All outstanding amounts under the Loan Agreement bear interest at a rate per annum equal to a three-month Eurodollar rate plus an applicable margin as otherwise agreed among the parties.

The Loan Agreement contains customary representations and warranties, covenants and events of default for financings of this nature. Upon the occurrence and during the continuance of an event of default, any lender may declare the term loans due and payable, exercise remedies with respect to the collateral and demand payment from SunEdison of the obligations under the Loan Agreement then due and payable. TerraForm Power has agreed to certain obligations in connection with the Loan Agreement relating to its equity securities.

3.75% Guaranteed Exchangeable Senior Secured Notes due 2020

On January 29, 2015, Seller Note, LLC, a wholly owned special purpose subsidiary of SunEdison (“Seller Note LLC”), issued $336,470,000 aggregate principal amount of 3.75% Guaranteed Exchangeable Senior Secured Notes due 2020 (the “Exchangeable Notes”) pursuant to an Indenture, dated January 29, 2015 (the “Exchangeable Notes Indenture”), among Seller Note LLC, SunEdison, as guarantor, and Wilmington Trust, National Association, as exchange agent, registrar, paying agent and collateral agent (the “Exchangeable Notes Trustee”). In connection with the issuance of the Exchangeable Notes, Seller Note LLC also entered into a Pledge Agreement with the Exchangeable Notes Trustee, in its capacity as collateral agent, providing for the pledge of TerraForm Power’s shares of Class B common stock and Terra LLC’s Class B units held by Seller Note LLC (the “Class B Securities”) as described below.

The proceeds of the Exchangeable Notes issuance makes up a portion of SunEdison’s upfront consideration for the Acquisition. The Exchangeable Notes bear interest at a rate of 3.75% per annum and mature on January 15, 2020. Interest on the Exchangeable Notes will be payable semiannually in arrears to holders of record at the close of business on January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing on July 15, 2015.

The notes will be secured by a first priority lien on the Class B Securities, equal to the number of shares of TerraForm Power Class A Common Stock initially issuable upon exchange of the Exchangeable Notes, including the maximum number of shares of TerraForm Power Class A Common Stock to be issued upon exchange in connection with a make-whole fundamental change, which Class B Securities will be transferred by SunEdison to Seller Note LLC upon issuance of the Exchangeable Notes. SunEdison will transfer to Seller Note LLC, and Seller Note LLC will pledge, on a first priority basis, additional shares of the Class B Securities in connection with any adjustment to the exchange rate, so that, at all times, the Class B Securities equal to the full number of shares of TerraForm Power Class A Common Stock issuable upon exchange of the Exchangeable Notes shall be held by Seller Note LLC and subject to such first priority lien. The Exchangeable Notes are fully and unconditionally guaranteed by SunEdison. The Exchangeable Notes and the guarantees are pari passu in right of payment to the SunEdison’s obligations under its outstanding convertible debt.

Holders of the Exchangeable Notes may exchange their Exchangeable Notes at their option on or after January 29, 2016 at any time prior to the close of business on the business day immediately preceding the maturity date. Upon exchange, Seller Note LLC will deliver shares of TerraForm Power Class A Common Stock, based upon the applicable exchange rate (together with a cash payment in lieu of delivering any fractional share). The initial exchange rate is 28.9140 shares of TerraForm Power Class A Common Stock per $1,000 principal amount of Exchangeable Notes, equivalent to an initial exchange price of approximately $34.58 per share of TerraForm Power Class A Common Stock. The exchange rate is subject to adjustment in some events but will not be adjusted for accrued interest.

Seller Note LLC may not redeem the relevant Exchangeable Note prior to the maturity date, and no “sinking fund” is provided for the Exchangeable Notes. Upon the occurrence of a “Fundamental Change” (as defined in the Exchangeable Notes Indenture), Holders of the Exchangeable Notes may require Seller Note LLC to repurchase for cash the Exchangeable Notes at a price equal to 100% of the principal amount of the Exchangeable Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the repurchase date; provided, however, that if the repurchase date is after a regular record date and on or prior to the interest payment date to which it relates, Seller Note LLC will instead pay interest accrued to the interest payment date to the holder of record of the Exchangeable Note as of the close of business on the regular record date, and the Fundamental Change purchase price shall then be equal to 100% of the principal amount of the note subject to purchase and will not include any accrued and unpaid interest. In addition, following certain events that constitute “Make-Whole Fundamental Changes” (as defined in the Exchangeable Notes Indenture), Seller Note LLC will increase the exchange rate for holders who elect to exchange Exchangeable Notes in connection with such events in certain circumstances.

The Exchangeable Notes are subject to certain customary events of default, as described in the Exchangeable Notes Indenture. The Exchangeable Notes were offered in a private placement to certain eligible investors pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the issuance of the Exchangeable Notes, SunEdison entered into a registration rights agreement with the holders of the Registrable Securities (as defined therein) party thereto, the Exchangeable Notes Trustee and TerraForm Power, pursuant to which TerraForm Power agreed to file a shelf registration statement (the “Shelf Registration Statement”) with the Securities and Exchange Commission (the “SEC”), covering resales of Registrable Securities, if any, issuable upon exchange of the Exchangeable Notes by the holders of Registrable Securities (including the Exchangeable Notes Trustee), and have it declared effective by the SEC within twelve months of the issue date of the Exchangeable Notes (the “Effectiveness Deadline”), or use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC as soon as reasonably practicable if certain events described in the Exchangeable Notes Indenture (as defined below) occur before the Effectiveness Deadline. Upon effectiveness of the Shelf Registration Statement, Significant Holders (as defined in the registration rights agreement) will have the ability to request up to two underwritten offerings per year, and TerraForm Power will cooperate with non-Significant Holders in effecting block trades, in each case under the Shelf Registration Agreement and subject to minimum aggregate offering sizes and certain other conditions. The Registration Rights Agreement includes customary piggyback registration rights and black-out periods and also provides that to the extent TerraForm Power does not meet certain obligations pursuant to the agreement, it will be obligated to pay liquidated damages to holders of the Exchangeable Notes that are party to the registration rights agreement.

The foregoing summaries of the Loan Agreement and Exchangeable Notes Indenture in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full text of the actual agreements filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 29, 2015, SunEdison and TerraForm First Wind ACQ, LLC, a subsidiary of TerraForm Power Operating, LLC (“TerraForm Operating”), as assignee of Terra LLC under the Purchase Agreement (as defined below), completed the previously announced acquisition of First Wind Holdings, LLC (“Parent,” together with its subsidiaries, “First Wind”), pursuant to a purchase and sale agreement, dated as of November 17, 2014, as amended by the First Amendment to the Purchase and Sale Agreement, dated as of January 28, 2015 (together, the “Purchase Agreement”), among SunEdison, TerraForm Power, Terra LLC, First Wind, the members of First Wind and certain other persons party thereto (the “Acquisition”). In the Acquisition, TerraForm First Wind ACQ, LLC purchased from First Wind certain solar and wind operating projects representing 521 MW of operating power assets (including 500 MW of wind and 21 MW of solar power assets), and SunEdison purchased all of the equity interests of Parent and all of the outstanding equity interests in certain subsidiaries of Parent that own, directly or indirectly, wind and solar operating and development projects representing 1.6 GW of pipeline and backlog and development opportunities representing more than 6.4 GW of wind and solar projects.

Pursuant to the terms of the Purchase Agreement, SunEdison and TerraForm Operating paid a total consideration of $2.4 billion, which was comprised, in part, of an upfront payment of $1.0 billion, including the assumption of $361.0 million of debt at closing, and an expected $510.0 million of earnout payments over two-and-a-half years upon full notice to proceed with respect to solar earnout projects and substantial completion with respect to wind earnout projects, subject to certain adjustments as set forth in the Purchase Agreement.

SunEdison’s portion of the total consideration is $1.5 billion, comprised of the upfront payment of $1.0 billion and the expected earn-out payments. The earn-out payments will be payable by SunEdison subject to completion of certain projects in First Wind’s backlog. TerraForm First Wind ACQ, LLC acquired First Wind’s operating portfolio for an enterprise value of $862 million. As part of SunEdison’s upfront consideration, Seller Note LLC issued the Exchangeable Notes in an aggregate principal amount of $336,470,000 as described above. The remainder of the consideration for the Acquisition is being funded from cash on hand and from other previously disclosed financing sources.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement filed as Exhibits 2.1 and 2.2 to this Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Purchase Agreement, (b) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (c) are made only as of the date of the closing of the transaction or such other date as is specified in the Purchase Agreement and (d) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in TerraForm Power’s or SunEdison’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On January 29, 2015, TerraForm Power and SunEdison issued a joint press release regarding the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

New Revolving Credit Facility and 5.875% Senior Notes due 2023

In connection with the Acquisition, on January 28, 2015, TerraForm Operating entered into a new senior secured revolving credit facility (“New Revolver”) which consists of a revolving credit facility in an amount of at least $550.0 million (available for revolving loans and letters of credit) and permits TerraForm Operating to increase commitments to up to $725.0 million in the aggregate, subject to customary closing conditions. The New Revolver matures on the five-year anniversary of the closing date of such facility. Each of TerraForm Operating’s existing and subsequently acquired or organized domestic restricted subsidiaries (excluding non-recourse subsidiaries) and Terra LLC are or will become guarantors under the New Revolver. The New Revolver, each guarantee and any interest rate, currency hedging or hedging of Renewable Energy Credits obligations of TerraForm Operating or any guarantor owed to the administrative agent, any arranger or any lender under the New Revolver is secured by first priority security interests in (i) all of TerraForm Operating’s and each guarantor’s assets, (ii) 100% of the capital stock of each of TerraForm Operating and its domestic restricted subsidiaries and 65% of the capital stock of TerraForm Operating’s foreign restricted subsidiaries and (iii) all intercompany debt. Notwithstanding the foregoing, collateral under the New Revolver excludes the capital stock of non-recourse subsidiaries.

On January 28, 2015, TerraForm Operating also issued $800 million aggregate principal amount of 5.875% senior notes due 2023 (the “2023 Notes”) in a private offering exempt from the registration requirements of the Securities Act, at a purchase price equal to 99.214% of the principal amount thereof. The 2023 Notes are unsecured senior obligations of TerraForm Operating, bear interest at a rate of 5.875% per annum and will mature on February 1, 2023. The 2023 Notes are jointly and severally guaranteed by Terra LLC and each of TerraForm Operating’s existing and future subsidiaries that is a guarantor under the New Revolver, subject to certain exceptions. TerraForm Power will not guarantee the 2023 Notes or the New Revolver.

The New Revolver contains customary representations and warranties, and both the New Revolver and the 2023 Notes contain customary covenants and events of default, in each case by Terra LLC, TerraForm Operating and the certain of TerraForm Operating subsidiaries.

Amended and Restated Interest Payment Agreement

On January 28, 2015, Terra LLC and Terra Operating entered into the Amended and Restated Interest Payment Agreement (the “Amended Interest Payment Agreement”) with SunEdison and SunEdison Holdings Corporation. The Amended Interest Payment Agreement amends and restates the Interest Payment Agreement entered into by the parties on July 23, 2014 in connection with TerraForm Power’s initial public offering (the “Original Agreement”), all in accordance with the terms of the Intercompany Agreement entered into by the parties on November 17, 2014.

Pursuant to the Amended Interest Payment Agreement, SunEdison has agreed to pay amounts equal to a portion of each scheduled interest payment on the 2023 Notes, beginning with the first scheduled interest payment on August 1, 2015, and continuing through the scheduled interest payment on August 1, 2017. Amounts will be paid by SunEdison as follows: (1) in respect of the first scheduled interest payment, $16.0 million, less amounts already paid by SunEdison under the Original Agreement, (2) in respect of each scheduled interest payment in 2016, $8.0 million, and (3) in respect of each scheduled interest payment in 2017, $8.0 million, provided that the maximum amount payable by SunEdison under the Amended Interest Payment Agreement (inclusive of amounts already paid under the Original Agreement) may not exceed $48.0 million (plus any interest due on any payment not remitted when due). SunEdison will also not be obligated to pay any amounts payable under the 2023 Notes in connection with an acceleration of the indebtedness thereunder.

The Amended Interest Payment Agreement provides that at least three business days prior to the relevant interest date under the 2023 Notes, SunEdison will deposit into an account of Terra Operating an amount equal to the relevant interest payment amount and Terra Operating will use such amount to pay the interest payment amount in accordance with the terms of the 2023 Notes. Any amounts payable by SunEdison under the Amended Interest Payment Agreement that are not remitted when due will remain due (whether on demand or otherwise) and interest will accrue on such overdue amounts at a rate per annum equal to the interest rate of the 2023 Notes. In addition, subject to any agreements to the contrary entered into among the parties or their respective creditors, Terra LLC will be entitled to set off any amounts owed by SunEdison pursuant to the Amended Interest Payment Agreement against any and all sums owed by Terra LLC to SunEdison (or its affiliates) under the distribution provisions of the amended and restated operating agreement of Terra LLC, and Terra LLC may pay such amounts to Terra Operating.

The Amended Interest Payment Agreement may be terminated early by mutual written agreement of SunEdison and Terra Operating and will automatically terminate upon the repayment in full of all outstanding indebtedness under the 2023 Notes or a specified change of control of TerraForm Power, Terra LLC or Terra Operating. The agreement may also be terminated at the election of SunEdison, Terra LLC or Terra Operating if any of them experiences certain events relating to bankruptcy or insolvency. Any decision by Terra LLC or Terra Operating to terminate the Amended Interest Payment Agreement must have the prior approval of a majority of the members of TerraForm Power’s Corporate Governance and Conflicts Committee of its board of directors.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

(a) Financial Statements of Businesses Acquired

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, they will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of November 17, 2014, among SunEdison, Inc., TerraForm Power, LLC, TerraForm Power, Inc., First Wind Holdings, LLC, First Wind Capital, LLC, D. E. Shaw Composite Holdings, L.L.C., the company members party thereto and D. E. Shaw Composite Holdings, L.L.C. and Madison Dearborn Capital Partners IV, L.P., acting jointly, solely in their capacity as the representative of the sellers. (1)

2.2	First Amendment to the Purchase and Sale Agreement, dated as of January 28, 2015, among SunEdison, Inc., TerraForm Power, LLC and D. E. Shaw Composite Holdings, L.L.C. and Madison Dearborn Capital Partners IV, L.P., acting jointly, solely in their capacity as the representative of the sellers. (1)

10.1	Margin Loan Agreement, dated as of January 29, 2015, among SUNE ML 1, LLC, the lenders party thereto, and Deutsche Bank AG, London Branch, as administrative agent, calculation agent and as a lender.

10.2	Indenture, dated as of January 29, 2015, among Seller Note, LLC, SunEdison, Inc., as guarantor, and Wilmington Trust, National Association, as trustee, exchange agent, registrar, paying agent and collateral agent.

99.1	Press Release dated January 29, 2015.

(1)	The schedules and exhibits to the Purchase and Sale Agreement and the First Amendment to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNEDISON, INC.

Date: February 3, 2015	By:	/s/ Martin H. Truong
/s/ Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of November 17, 2014, among SunEdison, Inc., TerraForm Power, LLC, TerraForm Power, Inc., First Wind Holdings, LLC, First Wind Capital, LLC, D. E. Shaw Composite Holdings, L.L.C., the company members party thereto and D. E. Shaw Composite Holdings, L.L.C. and Madison Dearborn Capital Partners IV, L.P., acting jointly, solely in their capacity as the representative of the sellers. (1)

2.2	First Amendment to the Purchase and Sale Agreement, dated as of January 28, 2015, among SunEdison, Inc., TerraForm Power, LLC and D. E. Shaw Composite Holdings, L.L.C. and Madison Dearborn Capital Partners IV, L.P., acting jointly, solely in their capacity as the representative of the sellers. (1)

10.1	Margin Loan Agreement, dated as of January 29, 2015, among SUNE ML 1, LLC, the lenders party thereto, and Deutsche Bank AG, London Branch, as administrative agent, calculation agent and as a lender.

10.2	Indenture, dated as of January 29, 2015, among Seller Note, LLC, SunEdison, Inc., as guarantor, and Wilmington Trust, National Association, as trustee, exchange agent, registrar, paying agent and collateral agent.

99.1	Press Release dated January 29, 2015.

(1)	The schedules and exhibits to the Purchase and Sale Agreement and the First Amendment to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules and exhibits to the SEC upon request.